The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated November 25, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Index Linked Securities
Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

■ Linked to an unequally weighted basket (the “Basket”) composed of the EURO STOXX 50® Index (38.00% weighting), TOPIX® (26.00% weighting), the FTSE® 100 Index (17.00% weighting), the Swiss Market Index (11.00% weighting) and the S&P/ASX 200 Index (8.00% weighting) (each referred to as a “Basket Component”)

■ Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■ If the ending level of the Basket is greater than the starting level, you will receive the face amount plus a positive return equal to at least 167.00% (to be determined on the pricing date) of the percentage increase in the level of the Basket from the starting level

■ If the ending level of the Basket is less than or equal to the starting level, but greater than or equal to 75% of the starting level (the “threshold level”), you will receive the face amount

■ If the ending level of the Basket is less than the threshold level, you will have full downside exposure to the decrease in the level of the Basket from the starting level and you will lose more than 25%, and possibly all, of the face amount of your securities

■  Investors may lose a significant portion or all of the face amount

■ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $887.00 (88.700%) and $916.97 (91.697%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$38.70	$961.30
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $38.70 (3.87%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $30.00 (3.00%) per security, and WFA will receive a distribution expense fee of $1.20 (0.12%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measure:

An unequally weighted basket (the “Basket”) composed of the following Basket Components, with the weighting percentages noted parenthetically: the EURO STOXX 50® Index (Bloomberg ticker: SX5E) (38%), TOPIX® (Bloomberg ticker: TPX) (26%), the FTSE® 100 Index (Bloomberg ticker: UKX) (17%), the Swiss Market Index (Bloomberg ticker: SMI) (11%) and the S&P/ASX 200 Index (Bloomberg ticker: AS51) (8%) (each referred to as a “Basket Component” and collectively as the “Basket Components”)

Pricing Date*:	December 30, 2025.
Issue Date*:	January 5, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level:

$1,000 + ($1,000 × basket return × upside participation rate)

• if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

• if the ending level is less than the threshold level:

$1,000 + ($1,000 × basket return )

If the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the Basket from the starting level and will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Stated Maturity Date*:	January 3, 2031, subject to postponement. The securities are not subject to redemption by the Bank or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Level:	100.00
Closing Level:	Closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Level:

The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of (A) 38% of the basket component return of the EURO STOXX 50® Index; (B) 26% of the basket component return of TOPIX®; (C) 17% of the basket component return of the FTSE® 100 Index; (D) 11% of the basket component return of the Swiss Market Index; and (E) 8% of the basket component return of the S&P/ASX 200 Index.

Because the EURO STOXX 50® Index makes up 38% of the ending level, we expect that generally the market value of your securities and your maturity payment amount will depend to a greater extent on the performance of the EURO STOXX 50® Index than the other basket components.

Threshold Level:	75, which is equal to 75% of the starting level.
Upside Participation Rate:	At least 167.00% (to be determined on the pricing date).

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Basket Component Return:

The “basket component return” with respect to each Basket Component is the percentage change from its initial basket component level to its final basket component level, calculated as follows:

final basket component level – initial basket component level initial basket component level

Initial Basket Component Level:

With respect to the EURO STOXX 50® Index: , its closing level on the pricing date

With respect to TOPIX®: , its closing level on the pricing date

With respect to the FTSE® 100 Index: , its closing level on the pricing date

With respect to the Swiss Market Index: , its closing level on the pricing date

With respect to the S&P/ASX 200 Index: , its closing level on the pricing date

Final Basket Component Level:	For each basket component, the “final basket component level” will be its closing level on the calculation day
Calculation Day*:	December 30, 2030, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $38.70 (3.87%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $30.00 (3.00%) per security, and WFA will receive a distribution expense fee of $1.20 (0.12%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HGH1 / US06419HGH12

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek at least 167.00% (to be determined on the pricing date) leveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level;

◼ are willing to accept the risk that, if the ending level is less than the threshold level, they will be fully exposed to the decline of the Basket from the starting level and will lose more than 25%, and possibly all, of the face amount at maturity;

◼ are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

◼ are willing to forgo interest payments on the securities and dividends on the securities included in the Basket Components; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ are unwilling to accept the risk that the ending level of the Basket may be equal to or less than the starting level;

◼ seek full return of the face amount of the securities at stated maturity;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◼ seek current income;

◼ are unwilling to accept the risk of exposure to the Basket and the Basket Components;

◼ seek exposure to the Basket and the Basket Components but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the section titled “Hypothetical Historical Performance of the Basket” and “Information Regarding the Basket Components” below.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Level Is Less Than The Threshold Level, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Basket relative to the starting level and the other terms of the securities. Because the level of the Basket will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending level is less than the threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the Basket from the starting level (expressed as a percentage of the starting level). The threshold level is 75% of the starting level. For example, if the Basket on the calculation day has declined by 25.1% from the starting level to the ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any protection if the ending level on the calculation day is less than the threshold level and you will lose some, and possibly all, of the face amount at maturity. This is the case even if the level of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences”.

Changes In The Closing Levels Of The Basket Components May Offset Each Other.

The securities are linked to an unequally weighted basket consisting of the Basket Components. Movements in the levels of the Basket Components may or may not be correlated with each other. At a time when the level of one Basket Component increases, the levels of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the ending level, an increase in the level of one Basket Component may be moderated, or more than offset, by a lesser increase or decline in the levels of one or more of the other Basket Components. There can be no assurance that the ending level will be higher than the starting level. Even if one Basket Component appreciates significantly over the term of the securities, you may lose some or most of your face amount at stated maturity. In addition, because the Basket Components are unequally weighted, increases in the final basket component levels of the lower-weighted Basket Components may be offset by even small decreases in the final basket component level of the more heavily weighted Basket Component.

Correlation of Performances Among the Basket Components May Reduce the Performance of the Securities.

There may be high correlation of movements in the Basket Components during periods of negative returns, which could have an adverse effect on your return on the securities. However, the movements in the Basket Components may become uncorrelated in the future. Accordingly, at a time when the level of one Basket Component increases, the levels of one or more of the other Basket Components may not increase as much or may even decline. See “— Changes in the Levels of the Basket Components May Offset Each Other” above.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities is determined by reference to the Bank's internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Levels Of The Basket, the Basket Components Or The Constituent Stocks of the Basket Components Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Basket, the Basket Components or the constituent stocks of the Basket Components (the “index constituent stocks”). Changes in the levels of the Basket, the Basket Components or the index constituent stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the Basket and the Basket Components over the full term of the security, (ii) volatility of the level of the Basket Components and therefore the Basket and the market's perception of future volatility of the level of the Basket Components and therefore the Basket, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the index constituent stocks of the Basket Components and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the Basket and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Basket Components

The Basket Components Reflect Price Return Only And Not Total Return.

The return on your securities is based on the performance of the Basket Components, which reflect the changes in the market prices of their respective index constituent stocks. It is not, however, linked to any “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

The Maturity Payment Amount Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Basket Components. Investing in the securities is not equivalent to investing in the Basket Components. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the index constituent stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Basket Components would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect a Basket Component May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components.

●We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Basket Components Will Not Be Adjusted For Changes In Exchange Rates Related To The U.S. Dollar, Which Might Affect The Basket Components

Although the Basket Components all include stocks that are traded in currencies other than the U.S. dollar, the securities are denominated in U.S. dollars. The calculation of the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of the Basket Components, and therefore, the amount payable on your securities. In addition, you will not benefit from any appreciation of the currencies in which the index constituent stocks are denominated relative to the U.S. dollar, which you would have had you owned the index constituent stocks directly. The amount we pay in respect of the securities on the maturity date, if any, will be determined solely in accordance with the procedures described herein and in “General Terms of the Notes” in the accompanying product supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

The Securities Are Subject To Non-U.S. Securities Market Risk

The Basket is subject to risks associated with non-U.S. securities markets, specifically the regions of the Eurozone, Japan, the United Kingdom, Switzerland and Australia. An investment in securities, such as the securities, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day with respect to a Basket Component. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level.

The hypothetical initial basket component level of each Basket Component of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial basket component level of that Basket Component. The actual initial basket component level of each Basket Component is its closing level on the pricing date and is specified under “Terms of the Securities — Initial Basket Component Level” in this pricing supplement. For historical data regarding the actual closing levels of the Basket Components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Upside Participation Rate:	167.00% (based on the minimum possible upside participation rate specified herein)
Starting Level:	100.00
Threshold Level:	75.00 (75% of the starting level)

Hypothetical Payout Profile

Hypothetical Payout Profile
Security Return at Maturity
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100%
-75%
-50%
-25%
0%
25%
50%
75%
100%
Percentage Change of Basket
167.00% of the basket return
25% contingent downside protection
Hypothetical Basket Return
Hypothetical Security Return at Maturity

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,670.00	167.00%
175.00	75.00%	$2,252.50	125.25%
150.00	50.00%	$1,835.00	83.50%
140.00	40.00%	$1,668.00	66.80%
130.00	30.00%	$1,501.00	50.10%
120.00	20.00%	$1,334.00	33.40%
110.00	10.00%	$1,167.00	16.70%
105.00	5.00%	$1,083.50	8.35%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
40.00	-60.00%	$400.00	-60.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Hypothetical Examples

Example 1. The hypothetical ending level of the Basket is greater than the starting level, and the maturity payment amount is greater than the face amount:

	EURO STOXX 50® Index	TOPIX®	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	130.00	150.00	110.00	140.00	110.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	30.00%	50.00%	10.00%	40.00%	10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30.00% × 38.00%) + (50.00% × 26.00%) + (10.00% × 17.00%) + (40.00% × 11.00%) + (10.00% × 8.00%)] = 131.30

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × basket return × upside participation rate

$1,000 × 31.30% × 167.00%

= $522.71

On the stated maturity date you would receive $1,522.71 per security.

Example 2. The hypothetical ending level of the Basket is less than the starting level but greater than the threshold level, and the maturity payment amount is equal to the face amount:

	EURO STOXX 50® Index	TOPIX®	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	60.00	110.00	120.00	110.00	110.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	-40.00%	10.00%	20.00%	10.00%	10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 38.00%) + (10.00% × 26.00%) + (20.00% × 17.00%) + (10.00% × 11.00%) + (10.00% × 8.00%)] = 92.70

Because the hypothetical ending level of the Basket is less than the starting level but greater than the threshold level, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 3. The hypothetical ending level of the Basket is less than the threshold level, and the maturity payment amount is less than the face amount:

	EURO STOXX 50® Index	TOPIX®	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Hypothetical final basket component level:	60.00	50.00	50.00	10.00	50.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	-40.00%	-50.00%	-50.00%	-90.00%	-50.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 38.00%) + (-50.00% × 26.00%) + (-50.00% × 17.00%) + (-90.00% × 11.00%) + (-50.00% × 8.00%)] = 49.40

Because the hypothetical ending level of the Basket is less than the threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × basket return)

$1,000 + ($1,000 × -50.60%)

= $494.00

On the stated maturity date you would receive $494.00 per security.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Hypothetical Historical Performance of the Basket

The Basket will represent a portfolio of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: the EURO STOXX 50® Index (38%), TOPIX® (26%), the FTSE® 100 Index (17%), the Swiss Market Index (11%) and the S&P/ASX 200 Index (8%). The level of the Basket will increase or decrease depending upon the aggregate performance of the Basket Components. For more information regarding the Basket Components, see the information provided herein. The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2020 to November 21, 2025, assuming that the Basket was constructed on January 1, 2020 with a starting level of 100.00 and that each of the Basket Components had the applicable weighting as of such day.

The hypothetical historical Basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

Basket Hypothetical Historical Performance

180
160
140
120
100
80
60
40
20
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Information Regarding the Basket Components

The EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), and/or its affiliates.

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the EURO STOXX 50® Index, STOXX and our license agreement with respect to the EURO STOXX 50® Index. Additional information regarding the EURO STOXX 50® Index, including its sectors, sector weightings and top constituents, may be available on STOXX’s website. Additional information regarding the EURO STOXX 50® Index, including its sectors, sector weightings and top constituents, may be available on STOXX’s website.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 1, 2020 to November 21, 2025. The closing level on November 21, 2025 was 5,515.09. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance, and no assurance can be given as to the final basket component level of the EURO STOXX 50® Index. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in any positive return on your investment.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

TOPIX®

We have derived all information contained herein regarding TOPIX®, including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (“JPXI”), and/or its affiliates.

TOPIX® is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange. Please see “Indices — TOPIX®” in the accompanying underlier supplement for additional information regarding TOPIX®, its JPXI and our license agreement with respect to TOPIX®. Additional information regarding TOPIX®, including its sectors, sector weightings and top constituents, may be available on the JPXI’s website.

Historical Information

We obtained the closing levels of TOPIX® in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of TOPIX® for the period from January 1, 2020 to November 21, 2025. The closing level on November 21, 2025 was 3,297.73. The historical performance of TOPIX® should not be taken as an indication of the future performance of TOPIX® during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of TOPIX® should not be taken as an indication of its future performance, and no assurance can be given as to the final basket component level of TOPIX®. We cannot give you assurance that the performance of TOPIX® will result in any positive return on your investment.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

The FTSE® 100 Index

We have derived all information contained herein regarding the FTSE® 100 Index, including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”), and/or its affiliates.

The FTSE® 100 INDEX is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. Please see “Indices — The FTSE® 100 Index” in the accompanying underlier supplement for additional information regarding the FTSE® 100 INDEX, its index sponsor and our license agreement with respect to the FTSE® 100 INDEX. Additional information regarding the FTSE® 100 INDEX, including its sectors, sector weightings and top underlying constituents, may be available on FTSE’s website.

Historical Information

We obtained the closing levels of the FTSE® 100 Index in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the FTSE® 100 Index for the period from January 1, 2020 to November 21, 2025. The closing level on November 21, 2025 was 9,539.71. The historical performance of the FTSE® 100 Index should not be taken as an indication of the future performance of the FTSE® 100 Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the FTSE® 100 Index should not be taken as an indication of its future performance, and no assurance can be given as to the final basket component level of the FTSE® 100 Index. We cannot give you assurance that the performance of the FTSE® 100 Index will result in any positive return on your investment.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

The Swiss Market Index

We have derived all information contained herein regarding the Swiss Market Index, including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, SIX Group Ltd. (“SIX Group”), and/or its affiliates.

The Swiss Market Index is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SIX Swiss Exchange. The Swiss Market Index represents more than 75% of the free-float-market capitalization of the entire Swiss market. Please see “Indices — The Swiss Market Index” in the accompanying underlier supplement for additional information regarding the Swiss Market Index, its index sponsor and our license agreement with respect to the Swiss Market Index. Additional information regarding the Swiss Market Index, including its sectors, sector weightings and top underlying constituents, may be available on SIX Group’s website.

Historical Information

We obtained the closing levels of the Swiss Market Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Swiss Market Index for the period from January 1, 2020 to November 21, 2025. The closing level on November 21, 2025 was 12,632.67. The historical performance of the Swiss Market Index should not be taken as an indication of the future performance of the Swiss Market Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Swiss Market Index should not be taken as an indication of its future performance, and no assurance can be given as to the final basket component level of the Swiss Market Index. We cannot give you assurance that the performance of the Swiss Market Index will result in any positive return on your investment.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

The S&P/ASX 200 Index

We have derived all information contained herein regarding the S&P/ASX 200 Index, including without limitation, its make-up, method of calculation and changes in its underlying constituents from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P”), and/or its affiliates.

The S&P/ASX 200 Index includes 200 companies and covers approximately 80% of the Australian equity market by float-adjusted market capitalization. As discussed in the accompanying underlier supplement, the S&P/ASX 200 Index is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the Australian Securities Exchange. Please see “Indices — The S&P/ASX 200 Index” in the accompanying underlier supplement for additional information regarding the S&P/ASX 200 Index, its index sponsor and our license agreement with respect to the S&P/ASX 200 Index. Additional information regarding the S&P/ASX 200 Index, including its sectors, sector weightings and top underlying constituents, may be available on S&P’s website.

Historical Information

We obtained the closing levels of the S&P/ASX 200 Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P/ASX 200 Index for the period from January 1, 2020 to November 21, 2025. The closing level on November 21, 2025 was 8,416.501. The historical performance of the S&P/ASX 200 Index should not be taken as an indication of the future performance of the S&P/ASX 200 Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the S&P/ASX 200 Index should not be taken as an indication of its future performance, and no assurance can be given as to the final basket component level of the S&P/ASX 200 Index. We cannot give you assurance that the performance of the S&P/ASX 200 Index will result in any positive return on your investment.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. By purchasing the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Basket. Under such agreed-upon tax treatment, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – U.S. Tax Treatment – Securities Treated as Prepaid Derivatives or Prepaid Forwards – Alternative Treatments” in the accompanying product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Section 1297. We will not attempt to ascertain whether any issuer of an index constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition (including cash settlement) of a security. U.S. holders should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Non-U.S. Holders. Subject to Section 871(m) of the Code (as discussed below) and Foreign Account Tax Compliance Act (as discussed in the accompanying product supplement), a non-U.S. holder should generally not be subject to U.S. withholding tax with respect to payments on the securities or to generally applicable information reporting and backup withholding requirements with respect to payments on the securities if the non-U.S. holder complies with certain certification and identification requirements as to their non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S. If withholding is required, we or our agents, including WFS, will not make payments of additional amounts.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to a Basket due January 3, 2031

paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the Basket Components, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.